EXHIBIT 99.1

For immediate release

Contact:

Tom Colvin, Investor Relations, 913-661-1530

Scott Brockelmeyer, Media Relations, 913-661-1830

FERRELLGAS PARTNERS, L.P. ANNOUNCES CLOSING OF OVER-ALLOTMENT OPTION BY UNDERWRITERS

OVERLAND PARK, Kansas, April 5, 2011 — Ferrellgas Partners, L.P. (NYSE: FGP) (the “Partnership”) today announced that the underwriters of the previously announced underwritten registered public offering of 4,400,000 common units representing limited partner interests, which closed on March 18, 2011, fully exercised their over-allotment option on March 31, 2011 to purchase an additional 660,000 common units.  The offering of the additional common units closed on April 5, 2011.

BofA Merrill Lynch, J.P. Morgan and Wells Fargo Securities are acting as joint book-running managers of the offering.  A copy of the prospectus supplement and base prospectus relating to the offering may be obtained from the following addresses:

BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attn: Prospectus Department or email dg.prospectus_requests@baml.com; J.P. Morgan Securities LLC, Broadridge Financial Solutions, 1155 Long Island Ave., Edgewood, NY 11717 or telephone: (866) 803-9204; Wells Fargo Securities, LLC, 375 Park Avenue, New York, NY 10152 (Attn: Equity Syndicate, (800) 326-5897 or cmclientsupport@wellsfargo.com).

This press release does not constitute a notice of redemption or an obligation to issue a notice of redemption.  This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  The offering is being made only

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through the prospectus supplement and accompanying base prospectus, which is part of Ferrellgas Partners, L.P.’s effective shelf registration statement on Form S-3 (File No. 333-157760).

About Ferrellgas Partners, L.P.

Ferrellgas Partners, L.P. is a leading distributor of propane and related equipment and supplies to customers primarily in the United States.

This news release includes “forward-looking statements” as defined by the Securities and Exchange Commission.  All statements, other than statements of historical facts, included in this news release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, including market conditions, operational developments with respect to the Partnership and other factors detailed in the Partnership’s filings with the Securities and Exchange Commission.

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